UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

AEMETIS, INC.
(Exact name of registrant as specified in its charter)
_____________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Company held on April 25, 2019, the following proposals were voted on by the Company's stockholders, as set forth below:

Proposal 1:  Election of Directors

	For	Withhold
Eric A. McAfee	11,264,197	119,559
Francis P. Barton	11,159,824	223,932

The foregoing candidates were elected to the Company’s board of directors.

Proposal 2:  Advisory Vote on Executive Compensation

For	Against	Withhold
11,300,677	50,820	32,259

The executive compensation program for the Company’s named executive officers was approved on an advisory basis.

Proposal 3:  Approval of the Aemetis, Inc. 2019 Stock Plan

For	Against	Withhold
9,849,909	1,440,441	93,406

The Company’s 2019 Stock Plan was approved.

Proposal 4:   Ratification of Auditors

For	Against	Abstain
11,343,436	10,300	30,020

The appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standards; Transfer of Listing.

On April 24, 2019, Aemetis, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the most recent publicly held shares information and the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company did not meet the minimum market value of publicly held shares (“MVPHS”) of $15,000,000 required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(3)(C). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until October 21, 2019, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(D). The letter further provided that if, at any time during the 180 calendar day period, the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation of compliance that it has achieved compliance with the MVPHS requirement. If the Company does not regain compliance by October 21, 2019, it will receive written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel, which may provide an exception for the Company to regain compliance with the MVPHS requirement.

The Company intends to actively monitor the MVPHS for its common stock between now and October 21, 2019, and intends to take any reasonable actions to resolve the Company’s noncompliance with the MVPHS requirement, respectively, as may be necessary. No determination regarding the Company’s response has been made at this time. There can be no assurance that the Company will be able to regain compliance with the MVPHS requirement, or will otherwise be in compliance with other Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

April 26, 2019	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer